Exhibit 4.1
COMMON STOCK WARRANT AGREEMENT
between
MOTRICITY, INC.
and
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as warrant agent
        October 11, 2012

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Section 8.5	Acceptance of Agency	12

Article IX. MISCELLANEOUS PROVISIONS		13
Section 9.1	Binding Effects; Benefits	13
Section 9.2	Notices	13
Section 9.3	Persons Having Rights under this Agreement	13
Section 9.4	Examination of this Agreement	13
Section 9.5	Counterparts	13
Section 9.6	Effect of Headings	13
Section 9.7	Amendments	14
Section 9.8	No Inconsistent Agreements; No Impairment	14
Section 9.9	Integration/Entire Agreement	14
Section 9.10	Governing Law, Etc	14
Section 9.11	Termination	14
Section 9.12	Waiver of Trial by Jury	14
Section 9.13	Severability	14
Section 9.14	Attorneys' Fees	14

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MOTRICITY, INC.
COMMON STOCK WARRANT AGREEMENT
This Common Stock Warrant Agreement (this “Agreement”), dated as of October 11, 2012, between Motricity, Inc., a Delaware corporation (the “Company”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company and having a corporate trust office at 6201 15th Avenue, Brooklyn, New York 11219, as warrant agent (in such capacity, together with any successor appointed pursuant to the terms of this Agreement, the “Warrant Agent”).
WHEREAS, the Company proposes to issue warrants (each a “Warrant” and collectively, the “Warrants”) initially exercisable to purchase one share of the common stock of the Company, par value $0.001 per share (the “Common Stock”);
WHEREAS, the Warrants are being issued in connection with a rights offering by the Company (the “Offering”) in which the Company offered of up to 46,163,685 Units (each a “Unit” and collectively, the “Units”) to holders of its Common Stock, with each Unit consisting of 0.02599 shares of 13% redeemable Series J Preferred Stock, par value $0.001 per share (the “Other Securities”), and 0.21987 Warrants initially exercisable to purchase one Warrant Share (subject to adjustment as provided herein) at an initial exercise price of $0.65 per Warrant Share.
WHEREAS, the Offering, including without limitation, the offer and sale of the Units, the Other Securities, the Warrants (and the Warrant Shares underlying the Warrants), has been registered pursuant to that certain Registration Statement on Form S-1 (Registration number 333-183487) filed by the Company (as it may be amended or supplemented from time to time, the “Registration Statement”) with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”); and
WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, redemption, exercise and cancellation of the Warrants and other matters as expressly provided herein.
NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.1 Definition of Terms. As used in this Agreement, the following capitalized terms shall have the following respective meanings:
(a) “Business Day” shall mean day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.
(b) “Beneficial Holder” shall mean any person or entity that holds beneficial interests in a Global Warrant Certificate.
(c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(d) “Expiration Date” shall mean 5:00 p.m., New York City time, on October 11, 2017 or such earlier date as specified in Section 5.3 hereof, or if such day is not a Business Day, the next succeeding day which is a Business Day.

(e) “Exercise Limitations” shall mean any restrictions on the exercise of the warrants pursuant to the terms of this Agreement set forth in Section 4.3 and Section 4.9(a).
(f) “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.
(g) “Warrant Shares” shall mean Common Stock and any other securities purchased or purchasable upon exercise of the Warrants (and, if the context requires, securities which may thereafter be issued by the Company in respect of any such securities so purchased, by means of any subdivisions or combinations of its capital stock, or recapitalizations, reclassifications or the like).

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Section 1.2 Table of Defined Terms.

Term	Section Number
Affiliate	Section 4.3
Agreement	Recitals
Appropriate Officer	Section 3.3(a)
Beneficial Ownership	Section 4.3
Book-Entry Warrants	Section 3.1
Code	Section 4.3
Common Stock	Recitals
Company	Recitals
Company Securities	Section 4.3
Depositary	Section 3.2(b
Exercise Amount	Section 4.6(a)
Exercise Form	Section 4.4(a)
Exercise Price	Section 4.1
Fundamental Transaction	Section 5.7
Global Warrant Certificates	Section 3.2(a)
Holder	Section 4.1
Issue Date	Section 3.1
Offering	Recitals
Other Securities	Recitals
Percentage Stock Ownership	Section 4.3
Person	Section 4.3
Registered Holder	Section 3.4(d)
Registration Statement	Recitals
Securities Act	Recitals
Special Dividend	Section 5.1(b)
Threshold Holder	Section 4.3
Treasury Regulation	Section 4.3
Unit	Recitals
Warrant	Recitals
Warrant Agent	Recitals
Warrant Register	Section 3.4(c)
Warrant Statements	Section 3.1

ARTICLE II.
APPOINTMENT OF WARRANT AGENT
Section 2.1 Appointment. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.
ARTICLE III.
WARRANTS
Section 3.1 Issuance of Warrants. The Warrants will be issued on the terms and subject to the conditions of this Agreement on the consummation of the Offering (such date, the “Issue Date”) in the amounts and to the Holders determined pursuant to the terms of the Rights Offering. On such date, the Company will deliver, or cause to be delivered to the Depositary, one or more Global Warrant

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Certificates evidencing a portion of the Warrants. The remainder of the Warrants shall be issued by book-entry registration on the books of the Warrant Agent (“Book-Entry Warrants”) and shall be evidenced by statements issued by the Warrant Agent from time to time to the Registered Holders of Book-Entry Warrants reflecting such book-entry position (the “Warrant Statements”). The maximum number of shares of Common Stock issuable pursuant to the Warrants shall be 10,149,824 shares, as such amount may be adjusted from time to time pursuant to this Agreement.
Section 3.2 Form of Warrant.
(a) Subject to Section 6.1 of this Agreement, the Warrants shall be issued (i) in the form of one or more global certificates (the “Global Warrant Certificates”), with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A-2 attached hereto; and or (ii) via book-entry registration on the books and records of the Warrant Agent and evidenced by the Warrant Statements, in substantially the form set forth in Exhibit A-1 attached hereto. The Global Warrant Certificates and Warrant Statements may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, or, be determined by (i) in the case of Global Warrant Certificates, the Appropriate Officers executing such Global Warrant Certificates, as evidenced by their execution of the Global Warrant Certificates, or (ii) in the case of a Warrant Statement, any Appropriate Officer, and all of which shall be reasonably acceptable to the Warrant Agent.
(b) The Global Warrant Certificates shall be deposited on or after Issue Date with the Warrant Agent and registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the “Depositary”). Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.
Section 3.3 Execution of Global Warrant Certificates.
(a) The Global Warrant Certificates shall be signed on behalf of the Company by its Chief Executive Officer, its President, any Senior Vice President or its Treasurer (each, an “Appropriate Officer”). Each such signature upon the Global Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer.
(b) If any Appropriate Officer who shall have signed any of the Global Warrant Certificates shall cease to be such Appropriate Officer before the Global Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Global Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Global Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant Certificate, shall be a proper Appropriate Officer of the Company to sign such Global Warrant Certificate, although at the date of the execution of this Agreement any such person was not such Appropriate Officer.
Section 3.4 Registration and Countersignature.
(a) Upon written order of the Company, the Warrant Agent shall (i) register in the Warrant Register the Book-Entry Warrants and (ii) upon receipt of the Global Warrant Certificates duly executed on behalf of the Company, countersign one or more Global Warrant Certificates evidencing Warrants. Such written order of the Company shall specifically state the number of Warrants that are to be issued as Book-Entry Warrants and the number of Warrants that are to be issued as a Global Warrant Certificate. A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof.
(b) No Global Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.
(c) The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Warrants as well as any Global Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Section 6.1 of this Agreement, all

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in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Registered Holder in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until any payments required by the immediately preceding sentence have been made.
(d) Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Agreement, the Company and the Warrant Agent may deem and treat the person in whose name any Warrant is registered upon the Warrant Register (the “Registered Holder” of such Warrant) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing on a Global Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

ARTICLE IV.
TERMS AND EXERCISE OF WARRANTS
Section 4.1 Exercise Price. On the Issue Date, each Warrant shall entitle (i) in the case of the Book-Entry Warrants, the Registered Holder thereof and (ii) in the case of Warrants held through the book-entry facilities of the Depositary or by or through persons that are direct participants in the Depositary, the Beneficial Holder thereof ((i) and (ii) collectively, the “Holder”), subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of Warrant Shares, at the price of $0.65 per whole share (as the same may be hereafter adjusted pursuant to Article V, the “Exercise Price”) specified in such Warrant.
Section 4.2 Exercise Period and Expiration. Subject to the provisions of the Warrants and this Agreement, Warrants may be exercised by the Holder thereof at any time and from time to time during the period commencing on the Issue Date and terminating at 5:00 p.m., New York City time, on the Expiration Date. Any Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date, shall become permanently and irrevocably null and void at 5:00 p.m., New York City time, on the Expiration Date, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at such time.
Section 4.3 Exercise Limitations. Notwithstanding anything to the contrary in this Agreement, no Warrant may be exercised by or on behalf of a Person who is, or who by virtue of such exercise would become, a Threshold Holder and any such attempted exercise of a Warrant shall be prohibited and void ab initio (provided for the avoidance of doubt that a Warrant may be exercised in part to the extent such partial exercise would not cause such Person to become a Threshold Holder).
For purposes of this Section 4.3, the following terms shall have the respective meanings set forth below.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For the purposes of this definition, the terms “controlling,” “controlled by” and “under common control” shall have correlative meanings. “Board” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.
“Beneficial Ownership ” a Person shall be deemed to have Beneficial Ownership of Company Securities in which such person; (i) directly owns or (ii) would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Company Securities owned by any Affiliate of such Person); provided that a Person shall not be treated as having “Beneficial Ownership” of Company Securities pursuant to clause (i) above to the extent that such Person does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such Company Securities.
“Code” means the Internal Revenue Code of 1986, as amended.

“Company Securities” shall mean (i) shares of Common Stock, (ii) shares of preferred stock of the Company (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, options to purchase stock of the Company to the

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extent such warrants, right or options are considered options within the meaning of Treasury Regulation §1.382-4(d), and (iv) any other interest that would be treated as “stock” of the Company pursuant to Treasury Regulation §1.382-2T(f)(18).
“Person ” shall mean and include (i) any individual, firm, company, partnership, limited liability company, limited liability partnership, trust, syndicate, estate, association, joint venture or similar organization, other entity, (ii) any related person (persons are related if they bear a relationship specified in Sections 267(b) or 707(b) of the Code) or group of persons making a “coordinated acquisition” of Company Securities or otherwise treated as an “entity” within the meaning of Treasury Regulation Section 1.382-3(a)(1) or otherwise, and (iii) a “group” as that term is used for purposes of Section 13(d)(3) of the Exchange Act.
“Percentage Stock Ownership” means the percentage stock ownership interest as determined in accordance with Treasury Regulation §1.382-2T(g), (h), (j) and (k).
“Threshold Holder” means a Person whose Beneficial Ownership of the Company securities exceeds 48.75%.
“Treasury Regulation” shall mean the income tax regulations (whether temporary, proposed or final) promulgated under the Code, and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

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Section 4.4 Method of Exercise.
(a) Subject to the provisions of the Warrants and this Agreement, the Holder of a Warrant may exercise such Holder’s right to purchase the Warrant Shares, in whole or in part, by: (x) in the case of persons who hold Book-Entry Warrants, providing an exercise form for the election to exercise such Warrant (“Exercise Form”) substantially in the form of Exhibit B-1 hereto, properly completed and executed by the Registered Holder thereof, together with payment of the Exercise Amount in accordance with Section 4.4(b), to the Warrant Agent, and (y) in the case of Warrants held through the book-entry facilities of the Depositary or by or through persons that are direct participants in the Depositary, providing an Exercise Form (as provided by such Holder’s broker) to its broker, properly completed and executed by the Beneficial Holder thereof, together with payment of the Exercise Price in accordance with Section 4.4(a).
(b) Warrants may be exercised by the Holders thereof by delivery of payment to the Warrant Agent, for the account of the Company, by certified or bank cashier’s check payable to the order of the Company (or as otherwise agreed to by the Company), in lawful money of the United States of America, of the full Exercise Price for the number of Warrant Shares specified in the Exercise Form (which shall be equal to the Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised) and any and all applicable taxes and governmental charges due in connection with the exercise of Warrants and the exchange of Warrants for Warrant Shares (the “Exercise Amount”).
(c) Any exercise of a Warrant pursuant to the terms of this Agreement and not in violation of the Exercise Limitations shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.
(d) The Warrant Agent shall:

(i)
examine all Exercise Forms and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii)
where an Exercise Form or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii)	inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between Exercise Forms received and the delivery of Warrants to the Warrant Agent’s account;

(iv)
advise the Company no later than three (3) Business Days after receipt of an Exercise Form, of (A) the receipt of such Exercise Form and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (B) the instructions with respect to delivery of the Warrant Shares deliverable upon such exercise, subject to timely receipt from the Depositary of the necessary information, and (C) such other information as the Company shall reasonably require; and

(v)
subject to Warrant Shares being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depositary, liaise with the Depositary and endeavor to effect such delivery to the relevant accounts at the Depositary in accordance with its customary requirements.

(e) The Company reserves the right to (i) reject any exercise which would violate the Exercise Limitations; and (ii) reasonably reject any and all Exercise Forms not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the Holders of the Warrants, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Forms with regard to any particular exercise of Warrants. Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

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Section 4.5 Issuance of Warrant Shares.
(a) Upon exercise of any Warrants pursuant to Section 4.4 and clearance of the funds in payment of the Exercise Price, the Company shall promptly at its expense, cause to be issued to the Holder of such Warrants the total number of whole Warrant Shares for which such Warrants are being exercised (as the same may be hereafter adjusted pursuant to Article V) in such denominations as are requested by the Holder as set forth below:

(i)
in the case of a Beneficial Holder who holds the Warrants being exercised through the Depositary’s book-entry transfer facilities, by same-day or next-day credit to the Depositary for the account of such Beneficial Holder or for the account of a participant in the Depositary the number of Warrant Shares to which such person is entitled, in each case registered in such name and delivered to such account as directed in the Exercise Form by such Beneficial Holder or by the direct participant in the Depositary through which such Beneficial Holder is acting, or

(ii)
in the case of a Registered Holder who holds the Warrants being exercised in the form of Book-Entry Warrants, a book-entry interest in the Warrant Shares registered on the books of the Company’s transfer agent.

(b) If less than all of the Warrants evidenced by a Global Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Global Warrant Certificate or Global Warrant Certificates shall be issued for the remaining number of Warrants evidenced by the Global Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Global Warrant Certificate or Certificates pursuant to the provisions of Section 3.4 and this Section 4.5.
Section 4.6 Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of Warrants such number of Warrant Shares as may be from time to time issuable upon exercise in full of the Warrants. All Warrant Shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, may validly and legally issue all Warrant Shares in compliance with this sentence. If at any time prior to the Expiration Date the number and kind of authorized but unissued shares of the Company’s capital stock shall not be sufficient to permit exercise in full of the Warrants, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes. The Company agrees that its issuance of Warrants shall constitute full authority to its officers who are charged with the issuance of Warrant Shares to issue shares of Common Stock upon the exercise of Warrants. Without limiting the generality of the foregoing, the Company will not increase the stated or par value per share, if any, of the Common Stock above the Exercise Price in effect immediately prior to such increase in stated or par value.
Section 4.7 Listing. Prior to the issuance of any Warrant Shares upon exercise of Warrants, the Company shall secure the listing of such shares of Common Stock or other Warrant Shares upon each national securities exchange, stock market or automated quotation system, if any, upon which shares of Common Stock (or securities of the same class as such other Warrant Shares, if applicable) are then listed (subject to official notice of issuance upon exercise of Warrants) and shall maintain, so long as any other shares of Common Stock (or, as applicable, other securities) shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of Warrants.
Section 4.8 Compliance with Law.
(a) If any Warrant Shares require, under any federal or state law of applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority or the listing of any such national securities exchange before such shares may be issued upon exercise, the Company will use its reasonable best efforts to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.
(b) The Warrants shall not be exercisable and the Company shall not be obligated to issue Warrant Shares unless, at the time a holder seeks to exercise the Warrants, a prospectus relating to Warrant Shares is current and a registration statement for the Warrant Shares is effective or qualified or the issuance of Warrant Shares is deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants

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ARTICLE V.
ADJUSTMENT OF SHARES OF COMMON STOCK
PURCHASABLE AND OF EXERCISE PRICE
The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article V.
Section 5.1 Adjustment of Warrant Price and Warrant Shares. The Warrant Price and number of Warrant Shares purchasable under the Warrants are subject to adjustment from time to time as set forth in this Section 5.1.
(a) In case the Company shall at any time

(i)
subdivide the outstanding shares of its Common Stock into a larger number of shares other than pursuant to Section 5.1 (b), the Warrant Price in effect immediately prior to such subdivision shall be proportionately decreased, effective from and after the record date of such subdivision; and

(ii)
combine the outstanding shares of its Common Stock into a smaller number of shares by a reverse split or otherwise, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, effective from and after the record date of such combination.

Upon any adjustment in the Warrant Price pursuant to this Section 5.1 (a), the holder of any Warrant shall thereafter be entitled to purchase, at the adjusted Warrant Price, the number of Warrant Shares, rounded down to the nearest whole share, obtained by multiplying the number of Warrant Shares purchasable hereunder immediately prior to such adjustment by the Warrant Price in effect immediately prior to such adjustment, and dividing the product thereof by the Warrant Price resulting from such adjustment.
(b) In case the Company shall issue additional shares of Common Stock as a dividend on the Common Stock, from and after the day which is the record date for the determination of stockholders entitled to such dividend, the holder of any Warrant shall, until a further adjustment, be entitled to purchase the number of Warrant Shares, rounded down to the nearest whole share, obtained by multiplying the number of Warrant Shares purchasable hereunder immediately prior to said record date by a fraction, the numerator of which is the total number of shares of Common Stock outstanding after the issuance of the dividend, calculated on a fully diluted basis assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options, warrants or other rights (including those with respect to convertible securities), and the denominator of which is the number of shares of Common Stock outstanding immediately prior to said record date, calculated on a fully diluted basis assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options, warrants, or other rights (including those with respect to convertible securities). Upon each adjustment pursuant to this Section 5.1(b), the Warrant Price in effect immediately prior to such adjustment shall be reduced to an amount determined by dividing the product obtained by multiplying such Warrant Price by the number of Warrant Shares purchasable hereunder immediately prior to such adjustment by the number of Warrant Shares purchasable hereunder immediately following such adjustment.
Section 5.2 Reorganization or Reclassification. If at any time while there are Warrants outstanding there shall be any reorganization or reclassification of the Common Stock of the Company (other than a subdivision or combination of shares provided for in Section 5.1, or a Fundamental Transaction (as defined below)), the Holder shall thereafter be entitled to receive, upon exercise of its Warrant(s) prior to the Expiration Date and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Company resulting from such reorganization or reclassification, as the case may be, to which a holder of the Common Stock, deliverable upon the exercise of a Warrant, would have been entitled upon such reorganization or reclassification if such Warrant had been exercised immediately prior to such reorganization or reclassification, and in any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions with respect to the rights and interest thereafter of the Holder to the end that the provisions set forth herein (including the adjustment of the Exercise Price and the number of shares issuable upon the exercise of a Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon exercise. The provisions of this Section 5.2 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, other dispositions or similar transactions.
Section 5.3 Form of Warrant After Adjustments. The form of the Global Warrant Certificate need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in Warrants, as initially issued. The Company, however,

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may at any time in its sole discretion make any change in the form of Global Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Global Warrant Certificate (including the rights, duties or obligations of the Warrant Agent), and any Global Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Global Warrant Certificate, may be in the form so changed.
Section 5.4 Fundamental Transactions. If any (i) capital reorganization, reclassification of the Company Securities, consolidation or merger of the Company with another entity in which the issued and outstanding stock of the Company (excluding treasury shares) immediately prior to such transaction represents less than 50% of the voting power of the surviving entity immediately after such transaction, (ii) sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity, or (iii) similar transaction requiring stockholder approval shall be effected (any such transaction being hereinafter referred to as a “Fundamental Transaction”), then the holders shall be permitted to exercise any Warrants with the provisions of Section 4 immediately prior to the consummation of such Fundamental Transaction. If a holder does not exercise a Warrant prior to the consummation of a Fundamental Transaction, then such Warrant shall not at any time be, or become, exercisable and shall expire (and become null and void) automatically with no further action required on behalf of the Company upon consummation of the Fundamental Transaction.
Section 5.5 Notice to Warrant Holders.
(a) Notice of Adjustment. Whenever the number and/or kind of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall (i) prepare and deliver, or cause to be prepared and delivered, forthwith to the Warrant Agent a statement setting forth the adjusted number and/or kind of shares purchasable upon the exercise of Warrants and the Exercise Price of such shares after such adjustment, the facts requiring such adjustment and the computation by which adjustment was made, and (ii) cause the Warrant Agent to give written notice to each Holder in the manner provided in Section 9.2 below, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.
(b) Notice of Fundamental Transactions. In the event that the Company shall propose to effect a Fundamental Transaction, then the Company shall send to the Warrant Agent a notice and shall cause the Warrant Agent within five days after receipt by the Warrant Agent thereof to give written notice (in such form as shall be furnished to the Warrant Agent by the Company) to each Holder in the manner provided in Section 9.2 of such Fundamental Transaction. Such notice shall specify (i) the record date, if any, for the Fundamental Transaction, (ii) the date such Fundamental Transaction is expected to take place, and (iii) the effect, if any, of such action on the Common Stock, if any. Such notice shall be given to Holders at least 15 days prior to the date of the consummation of the Fundamental Transaction, but in no event shall the Company be required to give notice prior to public announcement if the Company has in good faith determined that the matters relating to such notice constitute material, nonpublic information relating to the Company or its Subsidiaries. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.
Section 5.6 No Adjustment. No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments that by reason of this Section 5.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a share of Common Stock, as the case may be.
ARTICLE VI. TRANSFER AND EXCHANGE OF WARRANTS AND
WARRANT SHARES
Section 6.1 Registration of Transfers and Exchanges.
(a) Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.
(b) Exchange of a Beneficial Interest in a Global Warrant Certificate for a Book-Entry Warrant.

(i)
Any Holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any person

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having a beneficial interest in a Global Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such person in the Global Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the Holder a Book-Entry Warrant and deliver to said Holder a Warrant Statement.

(ii)
Book-Entry Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6.1(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statements to the persons in whose names such Warrants are so registered.

(c) Transfer and Exchange of Book-Entry Warrants. When Book-Entry Warrants are presented to the Warrant Agent with a written request: (i) to register the transfer of the Book-Entry Warrants; or (ii) to exchange such Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its customary requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Registered Holder thereof or by his attorney, duly authorized in writing.
(d) Restrictions on Exchange or Transfer of a Book-Entry Warrant for a Beneficial Interest in a Global Warrant Certificate. A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant, then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant Certificate representing the appropriate number of Warrants.
(e) Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6.1(f)), unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(f) Book-Entry Warrants. If at any time:

(i)
the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice; or

(ii)
the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Book-Entry Warrants under this Agreement, then the Warrant Agent, upon written instructions signed by an Appropriate Officer of the Company, shall register Book-Entry Warrants, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates.

(g) Restrictions on Transfer. No warrant or Warrant Shares shall be sold, exchanged or otherwise transferred in violation of the Securities Act or applicable state securities laws.
(h) Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Book-Entry Warrants, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

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Section 6.2 Obligations with Respect to Transfers and Exchanges of Warrants.
(a) To permit registrations of transfers and exchanges, the Company shall execute Global Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 3.4 and this Article VI, to countersign such Global Warrant Certificates, if applicable, or register Book-Entry Warrants, if applicable, as required pursuant to the provisions of this Article VI and for the purpose of any distribution of new Global Warrant Certificates contemplated by Section 8.2 or additional Global Warrant Certificates contemplated by Article V.
(b) All Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry Warrants or Global Warrant Certificates surrendered upon such registration of transfer or exchange.
(c) No service charge shall be made to a Holder for any registration, transfer or exchange of a Warrant, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Holder in connection with any such exchange or registration of transfer.
(d) So long as the Depositary, or its nominee, is the registered owner of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Sections 6.1(b) and (f) upon the exchange of a beneficial interest in a Global Warrant Certificate for Book-Entry Warrants, Beneficial Holders will not be entitled to have any Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such Warrants and will not be considered the Registered Holder thereof under the Warrants or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.
(e) Subject to Sections 6.1(b), (c) and (d), and this Section 6.2, the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time to register the transfer of any outstanding Warrants in the Warrant Register, upon surrender of Global Warrant Certificates, if applicable, representing such Warrants at the Warrant Agent’s office as set forth in Section 9.2, duly endorsed, and accompanied by a completed form of assignment substantially in the form of Exhibit C hereto (or with respect to a Book-Entry Warrant, only such completed form of assignment substantially in the form of Exhibit C hereto), duly signed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program. Upon any such registration of transfer, a new Global Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee.
ARTICLE VII.
OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS
Section 7.1 No Rights or Liability as Stockholder; Notice to Registered Holders. Nothing contained in the Warrants shall be construed as conferring upon the Holder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. No provision thereof and no mere enumeration therein of the rights or privileges of the Holder shall give rise to any liability of such holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 7.2 Lost, Stolen, Mutilated or Destroyed Global Warrant Certificates. If any Global Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Global Warrant Certificate, or in lieu of and substitution for the Global Warrant Certificate lost, stolen or destroyed, a new Global Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence and an affidavit reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Global Warrant Certificate, and an indemnity of the Company and Warrant Agent for any losses in connection therewith, if requested by either the Company or the Warrant Agent, also satisfactory to them. Applicants for such substitute Global Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company

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or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.
Section 7.3 Restrictive Legends. Any legends which are stamped or imprinted on certificates of shares of Common Stock shall also be stamped or imprinted on any stock certificate for Warrant Shares issued upon the exercise of any Warrant and or stock certificate issued upon the direct or indirect transfer of any such Warrant Shares.
Section 7.4 Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Global Warrant Certificates and the Book-Entry Warrants representing such Warrants shall thereupon be delivered to the Warrant Agent, if applicable, and be cancelled by it and retired. The Warrant Agent shall cancel all Global Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Global Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company provided in writing to the Warrant Agent.
Section 7.5 Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and an affidavit or the posting of an indemnity or bond, if requested by either the Company or the Warrant Agent, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.
ARTICLE VIII.
CONCERNING THE WARRANT AGENT AND OTHER MATTERS
Section 8.1 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of the Warrant Shares upon the exercise of Warrants, but any taxes or charges in connection with the issuance of Warrants or Warrant Shares in any name other than that of the Holder of the Warrants shall be paid by such Holder; and in any such case, the Company shall not be required to issue or deliver any Warrants or Warrant Shares until such taxes or charges shall have been paid or it is established to the Company’s satisfaction that no tax or charge is due.

Section 8.2 Resignation, Consolidation or Merger of Warrant Agent.
(a) Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of sixty (60) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Registered Holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the Warrant Agent shall appoint a successor Warrant Agent or shall petition a court to approve a successor Warrant Agent at the Company’s cost. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, rights, immunities, duties and obligations of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.
(b) Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall (i) give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment, and (ii) cause written notice thereof to be delivered to each Registered Holder at such holder’s address appearing on the Warrant Register. Failure to give any notice provided for in this Section 8.2(b) or any defect therein shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

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(c) Merger, Consolidation or Name Change of Warrant Agent.

(i)
Any corporation into which the Warrant Agent may be merged or with which it may be converted, consolidated or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement, without any further act or deed, if such person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 8.2(a). If any of the Global Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Global Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

(ii)
If at any time the name of the Warrant Agent is changed and at such time any of the Global Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Global Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

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Section 8.3 Fees and Expenses of Warrant Agent.
(a) Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.
(b) Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.
Section 8.4 Liability of Warrant Agent.
(a) Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Treasurer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.
(b) Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith. Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent. No provision in this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence, willful misconduct or bad faith.
(c) Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Article V hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Warrant Shares will, when issued, be valid and fully paid and nonassessable.
Section 8.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for and pay to the Company all moneys received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Warrants.

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ARTICLE IX.
MISCELLANEOUS PROVISIONS
Section 9.1 Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company, the Warrant Agent and the Holders and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrant Agent and the Holders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 9.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one Business Day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the Business Day after such facsimile is transmitted, in each case as follows:
if to the Warrant Agent, to:
American Stock Transfer & Trust Company, LLC
Attention: Corporate Trust Department
Facsimile: 718.331.1852
with a copy to:
American Stock Transfer & Trust Company, LLC
Attention: General Counsel
Facsimile: 718.331.1852
if to the Company, to:
Motricity, Inc.
Attention: General Counsel
Facsimile: 646.998.7534
with a copy to:
Brown Rudnick LLP
Attention: Samuel P. Williams, Esq.
                    Nina E. Andersson-Willard, Esq.
Facsimile: 617.856.8201
if to Registered Holders, at their addresses as they appear in the Warrant Register.
Section 9.3 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns and the Holders.

Section 9.4 Examination of this Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent at 6201 15th Avenue, Brooklyn, New York 11219, for examination by the Holder of any Warrant. Prior to such examination, the Warrant Agent may require any such holder to submit his Warrant for inspection by it.
Section 9.5 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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Section 9.6 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.
Section 9.7 Amendments.
(a) Subject to Section 9.7(b) below, this agreement may not be amended except in writing signed by both parties hereto.
(b) The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Warrants (a) without the approval of any Holders in order to cure any ambiguity, manifest error or other mistake in this Agreement or the Warrants that shall not adversely affect, alter or change the interests of the Holders or (b) with the prior written consent of holders of the Warrants exercisable for a majority of the Warrant Shares then issuable upon exercise of the Warrants then outstanding. Notwithstanding anything to the contrary herein, upon the delivery of a certificate from an Appropriate Officer which states that the proposed supplement or amendment is in compliance with the terms of this Section 9.7 and, provided such supplement or amendment does not change the Warrant Agent’s rights, duties, liabilities or obligations hereunder, the Warrant Agent shall execute such supplement or amendment. Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 9.7 will be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent. In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all Registered Holders and, if appropriate, notation thereof will be made on all Global Warrant Certificates thereafter surrendered for registration of transfer or exchange.
Section 9.8 No Inconsistent Agreements; No Impairment. The Company will not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in the Warrants or the provisions hereof. The Company represents and warrants to the Holders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Warrants and in the taking of all such action as may be necessary in order to preserve the exercise rights of the Holders against impairment.
Section 9.9 Integration/Entire Agreement. This Agreement, together with the Warrants, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company, the Warrant Agent and the
Holders in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the Warrants. This Agreement and the Warrants supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 9.10 Governing Law, Etc. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State. Each party hereto consents and submits to the jurisdiction of the courts of the State of Delaware and of the federal courts of the District of Delaware in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 9.2 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any such court in any such action or proceeding.
Section 9.11 Termination. This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Section 8.4 and this Article IX shall survive such termination and the resignation or removal of the Warrant Agent.
Section 9.12 Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement and the transactions contemplated hereby.

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Section 9.13 Severability. In the event that any one or more of the provisions contained herein or in the Warrants, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby.
Section 9.14 Attorneys’ Fees. In any action or proceeding brought to enforce any provisions of this Agreement or any Warrant, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees and disbursements in addition to its costs and expenses and any other available remedy.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

MOTRICITY, INC., as Company

By:	/s/ James R. Smith, Jr.
Name:	James R. Smith, Jr.
Title:	President and Interim Chief Executive Officer

ATTEST:

COUNTERSIGNED

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:	/s/ Paula Caroppoli
Name:	Paula Caroppoli
Title:	Senior Vice President

ATTEST:	/s/ Carlos Pinto
Carlo Pinto

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EXHIBIT A-1
FORM OF WARRANT STATEMENT
[As provided by Warrant Agent]

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EXIHIBIT A-2
FORM OF FACE OF GLOBAL WARRANT CERTIFICATE
VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 11, 2017
This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6.1(a) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6.1(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.
Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.
Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 6 of the Warrant Agreement.
No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF OCTOBER 11, 2012, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).
THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE MAY NOT BE EXERCISED BY OR TRANSFERRED TO RESIDENTS IN FLORIDA EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION.
THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 11, 2017
WARRANT TO PURCHASE
SHARES OF COMMON STOCK OF
MOTRICITY, INC.
CUSIP #620107 128
ISSUE DATE: OCTOBER 11, 2012
No.
This certifies that, for value received, Cede & Co , and its registered assigns (collectively, the “Registered Holder”), is entitled to purchase from Motricity, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), subject to the terms and conditions hereof and the Exercise Limitations set forth in the Warrant Agreement, at any time after 5:00 p.m. New York time on October 11, 2012, and before the earlier of (i) 5:00 p.m., New York time, on October 11,, 2017 and (ii) the consummation of a Fundamental Transaction, as defined in the Warrant Agreement, the number of fully paid and non-assessable shares of Common Stock of the Company set forth above at the Exercise Price (as defined in the Warrant Agreement). The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Warrant Agreement. The initial Exercise Price shall be $0.65.

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This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

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IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the          day of                     , 2012.

MOTRICITY, INC., as Company

By:
Name:
Title:

ATTEST:

COUNTERSIGNED

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:
Name:
Title:

ATTEST:

Address of Registered Holder for Notices (until changed in accordance with this Warrant):

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

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FORM OF REVERSE OF WARRANT
The Warrants evidenced by this Warrant Certificate are a part of a duly authorized issue of Warrants with each Warrant entitling the Holder to purchase one share of Common Stock issued pursuant to that the Warrant Agreement, a copy of which may be inspected at the Warrant Agent’s office. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Warrants. All capitalized terms used on the face of this Warrant herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.
Upon due presentment for registration of transfer of the Warrant at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.
The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.
No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.
This Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company.
The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

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EXHIBIT B-1
EXERCISE FORM FOR REGISTERED HOLDERS
HOLDING BOOK-ENTRY WARRANTS
(To be executed upon exercise of Warrant)
The undersigned hereby irrevocably elects to exercise the right, represented by the Book-Entry Warrants, to purchase Warrant Shares and (check one):

☐	herewith tenders payment for of the Warrant Shares to the order of Motricity, Inc. in the amount of $ in accordance with the terms of the Warrant Agreement and this Warrant; or

☐	This exercise and election shall ☐be immediately effective or ☐shall be effective as of 5:00 pm., New York time, on .
The undersigned requests that a statement representing the Warrant Shares be delivered as follows:

Name

Address

Delivery Address (if different)

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, the undersigned requests that a new Book-Entry Warrant representing the balance of such Warrants shall be registered, with the appropriate Warrant Statement delivered as follows:

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Name

Address

Delivery Address (if different)

Signature
Social Security or Other Taxpayer Identification Number of Holder

Note: If the statement representing the Warrant Shares or any Book-Entry Warrants representing Warrants not exercised is to be registered in a name other than that in which the Book-Entry Warrants are registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

________________________________________

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Countersigned:
Dated: , 20

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC as Warrant Agent

Signature	____________________________
Authorized Signatory

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EXHIBIT B-2
EXERCISE FORM FOR BENEFICIAL HOLDERS
HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY
TO BE COMPLETED BY DIRECT PARTICIPANT
IN THE DEPOSITORY TRUST COMPANY
(To be executed upon exercise of Warrant)
The undersigned hereby irrevocably elects to exercise the right, represented by              Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depositary”), to purchase Warrant Shares and (check one):

☐	herewith tenders payment for of the Warrant Shares to the order of Motricity, Inc. in the amount of $ in accordance with the terms of the Warrant Agreement and this Warrant; or

☐	This exercise and election shall ☐be immediately effective or ☐shall be effective as of 5:00 pm., New York time, on .
The undersigned requests that the Warrant Shares issuable upon exercise of the Warrants be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the Warrant Shares are evidenced by global securities, the Warrant Shares shall be registered in the name of the Depositary or its nominee.
Dated:
NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED. NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:
(PLEASE PRINT)
ADDRESS:  _________________________________________________________________________________________________
CONTACT NAME: _______________________________________________________________________________________
TELEPHONE (INCLUDING INTERNATIONAL CODE: ___________________________________________________________
FAX (INCLUDING INTERNATIONAL CODE): ________________________________________________________________
SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE): _________________________
ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED: ________________________________________________
DEPOSITARY ACCOUNT NO: ___________________________________________________________________

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WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”. WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:
NAME: ____________________________________________________________________________________________________
(PLEASE PRINT)
CONTACT NAME: _____________________________________________________________________________________
TELEPHONE (INCLUDING INTERNATIONAL CODE): ______________________________________________________
FAX (INCLUDING INTERNATIONAL CODE): _________________________________________________________________
SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE): __________________________
ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED: _________________________________
DEPOSITARY ACCOUNT NO. _______________________________________________________________________________
FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE: ____________________________________________________________________________________
NAME: _____________________________________________________________________________________________________
(PLEASE PRINT)
ADDRESS:  __________________________________________________________________________________________________
CONTACT NAME: ______________________________________________________________________________________
TELEPHONE (INCLUDING INTERNATIONAL CODE: ___________________________________________________________
FAX (INCLUDING INTERNATIONAL CODE): ________________________________________________________________
SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE): __________________________
NUMBER OF WARRANTS BEING EXERCISED: ______________________________________________________________
(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)
Signature: __________________________________________________________________________________________________
Name: ______________________________________________________________________________________________________
Capacity in which Signing: __________________________________________________________________________________
SIGNATURE GUARANTEED BY: ___________________________________________________________________________
Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

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EXHIBIT C
FORM OF ASSIGNMENT
(To be executed only upon assignment of Warrant)
For value received,                          hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such Warrant to purchase number of Warrant Shares listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Registered Holder under the within Warrant, and does hereby irrevocably constitute and appoint                          attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:

Names of Assignee(s)	Address	No. of Warrant Shares

And if said number of Warrant Shares shall not be all the Warrant Shares represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares registered by said Warrant.

Dated: , 20	Signature	________________________________
Note: The above signature should correspond exactly with the name on the face of this Warrant

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